UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2021

OTR Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39708	85-2136914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1395 Brickell Avenue Suite 800 Miami, FL 33131
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (305) 697-9600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	OTRAU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.01 per share	OTRA	The Nasdaq Stock Market LLC
Common Stock, par value $0.01 per share	OTRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2021, the Board of Directors (the “Board”) of OTR Acquisition Corp., a Delaware corporation (the “Company”),  increased the size of the Board from five members to six members and appointed Mr. Amir Rozwadoski to fill the resulting vacancy. Mr. Rozwadowski was designated a Class I member of the Board and will serve until the expiration of his term on the date of the Company’s first annual meeting of the stockholders and until his successor is elected and qualified, subject to his earlier death, resignation, retirement, disqualification or removal. Mr. Rozwadowski has been appointed to serve on the Board’s Audit Committee and Compensation Committee.

Mr. Rozwadowski has served as the Senior Vice President of Finance and Investor Relations for AT&T since June 2020, in which role he is responsible for designing and leading the company’s investor relations strategy across the portfolio of AT&T’s operations. Prior to this position, Mr. Rozwadowski worked as a Partner at Softbank Investment Advisors and Softbank Group Corp. from January 2019 to June 2020. Previously, he also served as a Managing Director and Senior Equity Research Analyst at Barclays from 2009 to 2018. Mr. Rozwadowski presently serves on the Board of Directors of Virtual Health Partners, a position he has held since December 2020. Mr. Rozwadowski graduated from the University of Pennsylvania in 2000 with a Bachelor of Arts in Economics and International Relations.

There are no arrangements or understandings between Mr. Rozwadowski and any other person pursuant to which Mr. Rozwadowski was appointed as a director of the Company. The Board has determined that Mr. Rozwadowski is independent under the applicable rules of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market. Mr. Rozwadowski is a member of the Company’s sponsor, OTR Acquisition Sponsor LLC (the “sponsor”), but does not have voting or dispositive control over securities held by the sponsor.

Since the beginning of Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Mr. Rozwadowski had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

Mr. Rozwadowski will not be compensated by the Company for his services as a director and has not entered into an employment agreement with the Company. In connection with this appointment, Mr. Rozwadowski entered into an indemnity agreement and a joinder to the letter agreement with the Company on the same terms as the indemnity agreements and letter agreements entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTR Acquisition Corp.

Date: August 4, 2021	By:	/s/ Nicholas J. Singer
		Name:	Nicholas J. Singer
		Title:	Chief Executive Officer